Exhibit 23.6

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use of our report dated January 26, 2007, with respect to the balance sheets of Little Squaw Gold Mining Company as of December 31, 2006 and 2005, and the related statements of operations, changes in stockholders’ equity and cash flows for the years then ended and from the date of inception on March 26, 1959 through December 31, 2006, which report appears in an Amendment No. 2 to Form SB-2 Registration Statement Under the Securities Act of 1933 dated June 13, 2007.

DeCoria, Maichel & Teague, P.S.

Spokane, Washington

June 13, 2007